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                                                                     Exhibit 4.5

                      CERTIFICATE OF AMENDMENT OF RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            RAINING DATA CORPORATION
                      (F/K/A OMNIS TECHNOLOGY CORPORATION)

        Raining Data Corporation (f/k/a Omnis Technology Corporation) (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of the Corporation adopted resolutions, dated as of August 14, 2001 and November 2, 2001, respectively, setting forth proposed amendments of the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

        RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended such that Article IV thereof shall read in its entirety as follows:

              "FOURTH. This corporation is authorized to issue two classes of stock to be designated, respectively, "common" and "preferred." The number of common shares authorized is 60,000,000, each with a par value of $0.10. The number of preferred shares authorized is 300,000, each with the par value of $1.00."

        RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended such that Article VI thereof shall read in its entirety as follows:

              "SIXTH. The number of directors which shall constitute the whole of the Board of Directors shall be as fixed from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall be at least five (5) and not more than nine
       (9), and that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. The board of directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors permits. At each annual meeting of stockholders, successors to the class of directors whose terms expire at the annual meeting shall be elected for a three-year term. All directors of this corporation may be removed with or without cause. This article may be amended, altered, modified or repealed only with the affirmative vote of the holders of two-thirds (2/3) of the outstanding voting shares."

        RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended to add a new Article IX thereof, which shall read in its entirety as follows:

              "NINTH. The board of directors is expressly authorized to make, adopt, amend or repeal the Bylaws of this corporation."

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              SECOND:  That thereafter,  pursuant to resolutions of its Board of
       Directors, the stockholders of said Corporation took action in an annual meeting of the stockholders held on December 12, 2001 pursuant to which the necessary number of shares was voted in favor of the amendments.

              THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

              FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

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              IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Scott K. Anderson, Jr., the Secretary of the Corporation this 12th day of December, 2001.

                                                  BY: /s/ Scott K. Anderson, Jr.
                                                      --------------------------
                                                      Scott K. Anderson, Jr.
                                                      Secretary


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